Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of                     , 2006, is by and among Alliance Holdings GP, L.P., a Delaware limited partnership (“AHGP”), Alliance GP, LLC, a Delaware limited liability company (the “General Partner”), and each of the other parties identified on the signature pages hereto (the “Initial Investors”).

WHEREAS, in connection with the initial public offering of common units (“Common Units”) of AHGP (the “AHGP Initial Public Offering”), AHGP, the General Partner and the Initial Investors have entered into that certain Contribution Agreement dated as of November 18, 2005 (the “Contribution Agreement”), pursuant to which the Initial Investors will receive Common Units of AHGP in exchange for their respective interests in Alliance Resource Partners, L.P. (“ARLP”); and

WHEREAS, in connection with, and in consideration of, the transactions contemplated by the Contribution Agreement, the Initial Investors have requested, and AHGP and the General Partner have agreed to provide, registration rights with respect to the Registrable Securities (as hereinafter defined), as set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing recitals, mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

DEFINITIONS

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the general rules and regulations under the Securities Exchange Act of 1934, as in effect on the date of this Agreement.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“AHGP” has the meaning set forth in the introductory paragraph hereto.

“AHGP Initial Public Offering” has the meaning set forth in the recitals hereto.

“AMH” means Alliance Management Holdings, LLC, a Delaware limited liability company.

“AMH II” means AMH II, LLC, a Delaware limited liability company.

“ARLP” has the meaning set forth in the recitals hereto.

“Board of Directors” means the board of directors of the General Partner.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Wilmington, Delaware.

“Closing” has the meaning set forth in the Contribution Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” means the common units of AHGP, representing limited partner interests, that are publicly traded on the Nasdaq National Market.

“Contribution Agreement” has the meaning set forth in the recitals hereto.

“Effectiveness Period” has the meaning specified in Section 2.03(a) of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“General Partner” has the meaning set forth in the introductory paragraph hereto.

“Included Registrable Securities” has the meaning specified in Section 2.04(a) of this Agreement.

“Initial Investors” has the meaning specified in Section 2.01 of this Agreement.

“Losses” has the meaning specified in Section 2.10(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Registration” has the meaning specified in Section 2.04(a) of this Agreement.

“Registrable Security” means the Common Units until such time as such securities cease to be Registrable Securities pursuant to Section 2.02 of this Agreement.

“Registration Expenses” has the meaning specified in Section 2.09 of this Agreement.

“Registration Rights Group” has the meaning specified in Section 2.01 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified in Section 2.09 of this Agreement.

“SGP” means Alliance Resource GP, LLC, a Delaware limited liability company.

“Shelf Registration” has the meaning specified in Section 2.03(a) of this Agreement.

“Shelf Registration Statement” has the meaning specified in Section 2.03(a) of this Agreement.

“Transfer” means any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

ARTICLE II.

REGISTRATION RIGHTS

Section 2.01 Registration Rights . The Initial Investors consist of AMH, AMH II and SGP, collectively referred to as the “Initial Investors” and each individually referred to as a “Registration Rights Group”. Following the AHGP Initial Public Offering and subject to the terms and limitations set forth in this Article II, each Registration Rights Group shall be entitled to one demand registration right; provided, however, that no demand registration request shall be made prior to the expiration of the 180-day “lock-up” period following completion of the AHGP Initial Public Offering. The Initial Investors, and each permitted transferee of registration rights pursuant to Section 2.12, shall have unlimited piggy back registration rights, each as more fully described in this Article II.

Section 2.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act); or (c) such Registrable Security is held by AHGP or one of its subsidiaries.

Section 2.03 Shelf Registration.

(a) Shelf Registration. Within 60 days following receipt of a written request for the benefit of all the Registrable Securities held by a Registration Rights Group, AHGP shall prepare and file a registration statement under the Securities Act to permit the public resale of the Registrable Securities pursuant to such registration statement, including a registration statement permitting the public resale of the Registrable Securities from time to time pursuant to Rule 415 of the Securities Act (the “Shelf Registration Statement”). Such written request shall describe the plan of distribution for such Registrable Securities, which plan may include, without limitation, sales through the facilities of the principal trading market on which securities of the same class as the Registrable Securities are then traded, sales pursuant to an Underwritten Offering, or both. AHGP shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective no later than 120 days after the date of filing such Shelf Registration Statement (the “Shelf Registration”). A Shelf Registration Statement filed pursuant to this Section 2.03(a) shall be on such appropriate registration form of the Commission as shall be selected by AHGP;

provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time notifies AHGP in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, AHGP shall use its commercially reasonable efforts to include such information in the prospectus. AHGP will cause the Shelf Registration Statement filed pursuant to this Section 2.03(a) to be continuously effective under the Securities Act until all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). The Shelf Registration Statement when declared effective by the Commission (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Delay Rights. Notwithstanding anything to the contrary contained herein, AHGP: (i) may delay its obligation to file any Shelf Registration Statement if (1) within 30 days of receipt of a written request from any Registration Rights Group, AHGP notifies the requesting Registration Rights Group of AHGP’s intention of effecting a public offering within 60 days, provided, that prior to the receipt of such request, AHGP has taken affirmative steps in contemplation of such public offering, (2) AHGP is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and AHGP determines in good faith that AHGP’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, or (3) AHGP has experienced some other material non-public event the disclosure of which at such time is not required by law or, in the good faith judgment of AHGP, would materially adversely affect AHGP, then, in each case, AHGP may defer filing the Shelf Registration Statement for up to 60 days; provided, however, that AHGP shall not exercise its right to delay filing the Shelf Registration Statement more than once in any 12 month period (excluding any delays in filing a registration statement or post-effective amendment pursuant to Section 2.12 hereof); (ii) may, upon written notice to any Registration Rights Group whose Registrable Securities are included in the Shelf Registration Statement, suspend such Registration Rights Group’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Registration Rights Group shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) for up to 60 days if (1) AHGP is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and AHGP determines in good faith that AHGP’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (2) AHGP has experienced some other material non-public event the disclosure of which at such time is not required by law or, in the good faith judgment of AHGP, would materially adversely affect AHGP; provided, however, that AHGP shall not exercise its right to suspend any Registration Rights Group’s use of any prospectus more than twice in any 12-month period. Upon disclosure of such information or the termination of the condition described in this Section 2.03(b), AHGP shall provide prompt notice to the Registration Rights Group whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.04 Piggyback Registration.

(a) Participation. If AHGP at any time proposes to file a registration statement (including a Shelf Registration Statement and including any registration statement intended to satisfy the requirements of Section 2.03(a) of this Agreement) for the sale of Common Units to the public for its own account or the account of any Unitholder other than (x) a registration relating solely to employee benefit plans, (y) a registration relating solely to a Rule 145 transaction, or (z) a registration on any registration form which does not permit secondary sales, then, as soon as practicable following the engagement of counsel to AHGP to prepare the registration statement, AHGP shall give notice of such proposed filing for the registration to the Initial Investors and such notice shall offer the Initial Investors the opportunity to include in such registration such number of Registrable Securities as each such Initial Investor may request in writing (a “Piggyback Registration”). Each Initial Investor shall have 15 days after receipt of such notice to elect to have all (or such portion as the Initial Investor shall specify) of its Registrable Securities included in such registration. In addition, if AHGP at any time proposes to file a prospectus supplement with respect to an Underwritten Offering to a Shelf Registration Statement under which the Initial Investors have registered the sale of Registrable Securities, then, as soon as practicable following the engagement of counsel to AHGP to prepare the documents to be used in connection with an Underwritten Offering, AHGP shall give notice of such proposed Underwritten Offering to each Initial Investor and such notice shall offer each Initial Investor the opportunity to include in such Underwritten Offering such number of Registrable Securities as each such Initial Investor may request in writing; provided, however, that AHGP shall not be required to offer such opportunity to Initial Investors if AHGP has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Initial Investors will have an adverse effect on the price, timing or distribution of the Common Units. No Initial Investor may exercise its right to participate in a Piggyback Registration with respect to sales to be made from an effective shelf registration on which such Initial Investors’ Registrable Securities are not registered for resale, except that if the Board of Directors determines that its in the best interest of AHGP, then AHGP may use the net proceeds from any Underwritten Offering to repurchase some or all Registrable Securities from any of the Initial Investors. Subject to the provisions in this Section 2.04(a) and Section 2.04(b), AHGP shall include in such Underwritten Offering all such Registrable Securities (“Included Registrable Securities”) with respect to which AHGP has received requests within (i) one business day in the event of the filing of a prospectus supplement and (ii) five business days with respect to the use of a preliminary prospectus supplement after AHGP’s notice has been delivered in accordance with Section 2.04. If no request for inclusion from an Initial Investor is received within the specified time, such Initial Investor shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, AHGP shall determine for any reason not to undertake or to delay such Underwritten Offering, AHGP may, at its election, give written notice of such determination to the selling Initial Investors and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering.

(b) Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in a Piggyback Registration advises AHGP that the total amount of Common Units which the selling Initial Investors and any other Persons intend to include in such Underwritten Offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include all of the Common Units that AHGP intends to include in such Underwritten Offering, plus the number of Registrable Securities that such Managing Underwriter or Underwriters advises AHGP can be sold without having such adverse effect, with such number to be allocated pro rata among the selling Initial Investors who have requested participation in the Piggyback Registration (based, for each such selling Initial Investor, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such selling Initial Investor in such offering; by (B) the aggregate number of Common Units proposed to be sold by the selling Initial Investors and any other Persons participating in the Piggyback Registration to be included in such offering). Notwithstanding the foregoing, if the registration statement was filed to meet the requirements of Section 2.03(a), then the Registration Rights Group that requested such registration shall have priority over AHGP and any other selling Initial Investors in determining the number of Common Units that may be included in such Underwritten Offering.

Section 2.05 Underwritten Offerings.

(a) Shelf Registration. If an Initial Investor elects to dispose of Registrable Securities in an Underwritten Offering, AHGP shall enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.10, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities.

(b) General Procedures. In connection with any Underwritten Offering pursuant to a Shelf Registration Statement filed at the request of a Registration Rights Group pursuant to Section 2.03 hereof, such Registration Rights Group, with the consent of AHGP, shall be entitled to select the Managing Underwriter or Underwriters. The consent of AHGP to the selection of the Managing Underwriter or Underwriters shall not be unreasonably withheld. In all other cases, AHGP shall select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering pursuant to Sections 2.03 or 2.04 hereof, each Initial Investor and AHGP shall be obligated to enter into an underwriting agreement which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Initial Investor may participate in such Underwritten Offering unless such Initial Investor agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Initial Investor may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, AHGP to and for the benefit of such underwriters also be made to and for such Initial Investor’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. If any Initial Investor disapproves of the terms of an underwriting, such Initial Investor may elect to withdraw therefrom by notice to AHGP and the Managing Underwriter; provided, however, that such withdrawal must be made on or before the pricing of any such Underwritten Offering. No such withdrawal or abandonment shall affect AHGP’s obligation to pay Registration Expenses.

Section 2.06 Registration Procedures. In connection with its obligations contained in Sections 2.03 and 2.04 hereof, AHGP will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

(b) furnish to each Initial Investor (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Initial Investor the opportunity to object to any information pertaining to such Initial Investor and its plan of distribution that is contained therein and make the corrections reasonably requested by such Initial Investor with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

(c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Initial Investors or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that AHGP will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d) promptly notify each Initial Investor and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e) immediately notify each Initial Investor and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then Initial; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by AHGP of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, AHGP agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then Initial and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f) furnish to each Initial Investor copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for AHGP, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified AHGP’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities, and such other matters as such underwriters may reasonably request;

(h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to the Initial Investors, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(i) make available to the appropriate representatives of the Managing Underwriter and Initial Investors access to such information and AHGP personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that AHGP need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with AHGP;

(j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by AHGP are then listed;

(k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of AHGP to enable the Initial Investors to consummate the disposition of such Registrable Securities;

(l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

(m) enter into customary agreements and take such other actions as are reasonably requested by the Initial Investors or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

Each Initial Investor, upon receipt of notice from AHGP of the happening of any event of the kind described in subsection (e) of this Section 2.06, shall forthwith discontinue disposition of the Registrable Securities until such Initial Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.06 or until it is advised in writing by AHGP that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by AHGP, such Initial Investor will, or will request the Managing Underwriter or Underwriters, if any, to deliver to AHGP (at AHGP’s expense) all copies in their possession or control, other than permanent file copies then in such Initial Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.07 Cooperation by Initial Investors. AHGP shall have no obligation to include in the Shelf Registration Statement or in a Piggyback Registration units of an Initial Investor who has failed to timely furnish such information which, in the opinion of counsel to AHGP, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.08 Restrictions on Public Sale by Initial Investors of Registrable Securities. Each Initial Investor that is a holder of Registrable Securities that are included in a registration statement agrees not to effect any public sale or distribution of the Registrable Securities, other than in an Underwritten Offering, during the 90 calendar day period beginning on the date of a prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other unitholder of AHGP on whom a restriction is imposed.

Section 2.09 Expenses. AHGP will pay all Registration Expenses in connection with the Shelf Registration Statement filed pursuant to Section 2.02(a) of this Agreement, and AHGP will pay all Registration Expenses in connection with a Piggyback Registration, whether or not the Shelf Registration Statement becomes effective or any sale is made pursuant to the Shelf Registration Statement or Piggyback Registration. Each Initial Investor shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder. “Registration Expenses” means all expenses incident to AHGP’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration or a Piggyback Registration, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and Nasdaq National Market fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for AHGP, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. Except as otherwise provided in Section 2.10 hereof, AHGP shall not be responsible for legal fees incurred by Initial Investors in connection with the exercise of such Initial Investors’ rights hereunder. AHGP shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

Section 2.10 Indemnification.

(a) By AHGP. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, AHGP will indemnify and hold harmless each Initial Investor thereunder, its directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Initial Investor or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Initial Investor or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Initial Investor, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that AHGP will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Initial Investor, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Initial Investor or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Initial Investor.

(b) By Each Initial Investor. Each Initial Investor agrees severally and not jointly to indemnify and hold harmless the General Partner and AHGP, its directors and officers, each Person, if any, who controls AHGP within the meaning of the Securities Act or of the Exchange Act, and each other Initial Investor, its directors, officers, and controlling Persons within the meaning of the Securities Act or of the Exchange Act, to the same extent as the foregoing indemnity from AHGP to the selling Initial Investors, but only with respect to information regarding such Initial Investor furnished in writing by or on behalf of such Initial Investor expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Initial Investor shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Initial Investor from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.10. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.10 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 2.10 is held by a court or government agency of competent jurisdiction to be unavailable to AHGP or any Initial Investor or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between AHGP on the one hand and such Initial Investor on the other, in such proportion as is appropriate to reflect the relative fault of AHGP on the one hand and of such Initial Investor on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Initial Investor be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Initial Investor from the sale of Registrable Securities giving rise to such indemnification. The relative fault of AHGP on the one hand and each Initial Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.10 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, AHGP agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding AHGP available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;

(b) File with the Commission in a timely manner all reports and other documents required of AHGP under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) So long as an Initial Investor owns any Registrable Securities, furnish to such Initial Investor forthwith upon request a copy of the most recent annual or quarterly report of AHGP, and such other reports and documents so filed as such Initial Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing such Initial Investor to sell any such securities without registration.

Section 2.12 Transfer or Assignment of Registration Rights. The rights to cause AHGP to register Registrable Securities granted to the Initial Investors by AHGP pursuant to Section 2.03 may be transferred or assigned by the Initial Investors to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) each such transferee or assignee holds Registrable Securities representing at least 50% (after giving effect to such transfer) of the Registrable Securities held by the Registration Rights Group transferor at the Closing, (b) AHGP is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of the Initial Investors under this Agreement. The rights granted to the Initial Investors by AHGP pursuant to Section 2.04 with respect to Registrable Securities may be transferred or assigned by the Initial Investors to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) AHGP is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (b) each such transferee assumes in writing responsibility for its portion of the obligations of the Initial Investors under this Agreement. In no event shall AHGP be required to file a post-effective amendment to a Shelf Registration Statement or a new Shelf Registration Statement for the benefit of such transferee(s) or assignee(s) unless such transferring Initial Investor notifies AHGP in writing that it will pay all of the additional Registration Expenses incurred by AHGP in connection with filing a post-effective amendment to a Shelf Registration Statement or a new Shelf Registration Statement for the benefit of such transferee(s) or assignee(s); provided, however, that AHGP shall be entitled to delay any such filing as provided in Section 2.03(b) hereof.

ARTICLE III.

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

If to AHGP or the General Partner:

Joseph W. Craft III

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Facsimile: (918) 295-7361

If to AMH:

Thomas L. Pearson

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Facsimile: (918) 295-7361

If to AMH II:

Thomas L. Pearson

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Facsimile: (918) 295-7361

If to SGP:

Thomas L. Pearson

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Facsimile: (918) 295-7361

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

Section 3.02 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent transferees of Registrable Securities to the extent permitted by Section 2.12 hereof.

Section 3.03 Limitation of Rights. This Agreement shall not be construed to vest any rights under this Agreement to any individual or entity other than the Initial Investors and the Initial Investors do not intend for any portion of this Agreement to confer rights upon any Person other than the Initial Investors.

Section 3.04 Assignment of Rights. Except as provided in Section 2.12 of this Agreement, none of the rights and obligations of the Initial Investors under this Agreement may be transferred or assigned by any Initial Investor.

Section 3.05 Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of AHGP or any successor or assign of AHGP (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law. The laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of laws.

Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by all parties to this Agreement.

Section 3.13 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Payment of Expenses. AHGP shall pay or reimburse the Initial Investors, to the extent such costs have been incurred, for all reasonable third-party out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) incurred by them in connection with (i) negotiations leading to the execution of this Agreement and (ii) the review of the Shelf Registration Statement and all amendments thereto. Nothing set forth herein shall obligate AHGP to reimburse any Initial Investor with respect to any other costs or expenses incurred with respect to its investment in AHGP or the AHGP Initial Public Offering.

IN WITNESS WHEREOF, the parties to this Registration Rights Agreement have caused it to be duly executed as of the date first above written.

ALLIANCE HOLDINGS GP, L.P.

By:	Alliance GP, LLC, its General Partner

By:
Thomas L. Pearson Senior Vice President – Law and Administrative General Counsel

ALLIANCE GP, LLC

By:
Thomas L. Pearson Senior Vice President – Law and Administrative General Counsel

ALLIANCE MANAGEMENT HOLDINGS, LLC

By:
Thomas L. Pearson Senior Vice President – Law and Administrative General Counsel

AMH II, LLC

By:
Thomas L. Pearson Senior Vice President – Law and Administrative General Counsel

ALLIANCE RESOURCE GP, LLC

By:
Thomas L. Pearson Senior Vice President – Law and Administrative General Counsel

17